UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership
As previously disclosed, on February 18, 2009 (the “Commencement Date”), BearingPoint, Inc. (the “Company”) and certain of its domestic U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 09-10691).
Also as previously disclosed, on December 22, 2009, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Modified Second Amended Joint Plan Under Chapter 11 of the Bankruptcy Code, dated December 17, 2009 (the “Plan”).
On December 30, 2009, the Debtors satisfied the conditions precedent to the effectiveness of the Plan and on December 31, 2009 a Notice of Effective Date of the Plan (the “Notice of Effective Date”) was filed with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and incorporated herein by reference. As a result the Plan was declared effective as of December 30, 2009 (the “Effective Date”).
As a result of the Plan being declared effective, all Equity Interests of the Company (including all outstanding shares of common stock, par value $0.01 per share (“Common Stock”), preferred stock purchase rights, options, warrants or contractual or other rights to acquire any equity interests) were cancelled and extinguished on the Effective Date. Under the Plan, holders of equity interests of the Company will not be entitled to, and will not receive or retain, any property or interest in property in exchange for such cancelled equity interests. Therefore, all equity interests of the Company, including Common Stock, outstanding immediately prior to the Effective Date are worthless.
Item 3.03. Material Modification to Rights of Security Holders
Pursuant to the Plan, all equity interests of the Company (including all outstanding shares of Common Stock, options, warrants or contractual or other rights to acquire any equity interests) were cancelled and extinguished on the Effective Date. Under the Plan, holders of equity interests of the Company will not be entitled to, and will not receive or retain, any property or interest in property in exchange for such cancelled equity interests.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As of the Effective Date, and as contemplated by the Plan, each of F. Edwin Harbach, Roderick C. McGeary, Frederic F. Brace and Eddie R. Munson resigned as directors of the Company. Pursuant to the Third Amended and Restated Certificate of Incorporation (as defined below), effective as of the Effective Date, John DeGroote was elected as the sole director of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On December 30, 2009, the Company filed a Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate of Incorporation”) of the Company with the Secretary of State of the State of Delaware to effect certain changes to the corporate structure of the Company contemplated by the Plan. A copy of the Third Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Third Amended and Restated Certificate of Incorporation.

99.1	Notice of Effective Date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2009	BearingPoint, Inc.
	By:	/s/ David Johnston
David Johnston
Chief Financial Officer

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